Exhibit 32.1

Certification Pursuant to18 U.S.C. § 1350,
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Procyon Corporation (the “Company”) on Form 10-K for the year ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned Chief Executive Officer and Chief Financial Officer of the Company, do certify, to our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 28, 2015

/s/ Regina W. Anderson

Regina W. Anderson

Chief Executive Officer

/s/ James B. Anderson

James B. Anderson

Chief Financial Officer